UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

The information contained in Item 7 of this Report and Exhibits 99.1 and 99.2 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On December 15, 2014, we entered into a Consulting Agreement with William P. Tew, our Chief Commercial Officer, that will go into effect on January 1, 2015 following his retirement as an executive officer and employee of BioTime.  Under the terms of the Consulting Agreement, Dr. Tew will provide consulting services to us on a part-time basis to assist us in the development, regulatory approval, and commercialization of our HyStem® based medical device and therapeutic products.  We will pay Dr. Tew a $25,000 retainer fee and monthly consulting fees, starting at $25,000 per month for up to 100 hours of consulting services per month from January through June 30, 2015, declining to $20,000 per month for up to 80 hours of consulting services per month through September 30, 2015, and then $15,000 per month for up to 60 hours of consulting services per month thereafter while the Consulting Agreement is in effect.

We or Dr. Tew may elect to terminate the Consulting Agreement at any time upon thirty days written notice.  The Consulting Agreement will automatically terminate in the event of Dr. Tew’s death or his disability as defined in the Consulting Agreement.  We may also elect to terminate the Consulting Agreement by written notice to Dr. Tew if he breaches certain confidentiality covenants in the Consulting Agreement, if he fails to perform any of his other obligations under the Consulting Agreement and that failure continues for five days during any thirty day period, or if he breaches his covenants in a separate Employment Termination and Release Agreement.

The foregoing discussion of the Consulting Agreement is only a summary and does not purport to be complete, and is qualified by the full text of the Consulting Agreement which will be filed as an exhibit to BioTime’s Annual Report on Form 10-K.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On December 12, 2014, our Board of Directors appointed Angus C. Russell as a director, increasing the size of our Board to ten directors.

Angus C. Russell, 58, served as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013.  Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance.  Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc. In that role, he was responsible for financial input into merger and acquisition activities, management of tax, legal and finance structure, investor relations, and the management of various financial risks. Mr. Russell also held a number of positions within Zeneca Group plc from 1993 to 1999, including Group Treasurer. He is a charted accountant, having qualified with Coopers & Lybrand (now PriceWaterhouseCoopers LLP).  Mr. Russell also serves as a director of Mallinckrodt plc, and as Chairman of the Board of Directors of Revance Therapeutics, Inc.  Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. until it was acquired by Mallinckrodt plc in August 2014, and InterMune, Inc. prior to its acquisition by Roche Holdings, Inc. during September 2014.

We believe that Mr. Russell's qualifications to serve on our Board of Directors include his numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience as an officer and director in the specialty pharmaceutical industry.

For serving as a non-employee director of BioTime, Mr. Russell will receive an annual cash fee of $30,000.  The annual fee for serving on the Board is payable in four equal quarterly installments, with each payment conditioned upon Mr. Russell serving on the Board for the entire calendar quarter.

In addition to the annual fees, Mr. Russell will be entitled to receive $2,000 for meetings of the Board of Directors attended in person, and $1,000 for meetings attended by telephone conference.  In addition to cash fees, Mr. Russell will receive an annual grant of options to purchase 20,000 common shares under our Equity Incentive Plan.  The options will vest and thereby become exercisable in four equal quarterly installments, with quarterly vesting conditioned upon the director serving on the Board of Directors for the entire quarter.

Retirement of William P. Tew

William P. Tew, 68, our Chief Commercial Officer, has informed us that he will be retiring at the end of the year.  Dr. Tew has agreed to continue to assist in the development, regulatory approval, and commercialization of our HyStem® based medical devices and therapeutic products on a part-time basis as a consultant.  The terms of Dr. Tew’s consulting agreement are described in Item 1.01 of this report.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

On December 15, 2014, we issued the press releases furnished as Exhibits 99.1 and 99.2 to this report.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 15, 2014
99.2	Press Release dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	December 15, 2014	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release dated December 15, 2014
99.2	Press Release dated December 15, 2014

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